UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2006

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-1352341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.
No. 1 Yishun Ave 7
Singapore  768923

(Address of principal executive offices, including zip code)

(+65) 6377-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

In connection with the appointment of Robert J. Nikl to serve as the Verigy Ltd. (“Verigy” or the “Company”) Chief Financial Officer, the Company and Mr. Nikl entered into an Indemnity Agreement dated June 20, 2006. The terms of the indemnity agreement are substantially similar to the form of indemnity agreement that the Company has previously entered into with certain of its officers and directors. The Company’s form of indemnity agreement is filed as Exhibit 10.1 of the Company’s Form S-1 Registration Statement (Registration No. 333-132291), declared effective by the Securities and Exchange Commission on June 12, 2006.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    As previously announced, we appointed Robert J. Nikl as our Chief Financial Officer in May 2006, with the effective date of his appointment to be no later than June 20, 2006. In connection with Mr. Nikl’s appointment, which became effective June 20, 2006, Adrian Dillon resigned as the Interim Vice President, Chief Financial Officer and Treasurer of Verigy effective June 20, 2006. Mr. Dillon will continue to serve as the Chairman of the Board of Directors of Verigy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel

Date:  June 26, 2006